BESC/IMT Asset Purchase Agreement                                  Exhibit 10.01


                            ASSET PURCHASE AGREEMENT


This Asset Purchase Agreement ("Agreement") is made and entered into as of this 8th day of January 2007, by and between Interactive Media Technologies, Inc., a Florida corporation (the "Buyer"), and BestNet Communications Corp., a Nevada corporation (the "Seller"). The parties have agreed as follows.


                                   1. RECITALS

1.1 BUSINESS.

Seller, among other things, owns and operates a business that sells internet telephone services to customers (the "Business"). Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain of Seller's assets used primarily in or relating primarily to the Business (as described herein), and to assume certain specified liabilities, under the terms and conditions hereinafter set forth. Buyer owns and operates, through several wholly and partially owned subsidiaries, a number of telephone service businesses and has expertise in evaluating, acquiring and operating such businesses.

1.2 BUYER'S INQUIRIES.

Prior to entering into this Agreement, Buyer had full access to the personnel and equipment of the Business and has satisfied itself as to the assets it desires to acquire from Seller, the liabilities it wishes to assume, the Seller's customer lists and the feasibility of converting the Seller's customers to the Buyer's telephone operating systems and acquiring the goodwill represented by such customers.

1.3 DEFINITIONS

(a) "Assets" shall mean all of the right, title and interest that the Seller possesses and has the right to transfer in and to all of the following described properties, assets and rights used or useful in connection with the Business as the same shall exist on the Closing Date:

     (i) all of the right, title and interest of Seller in and to all furniture, fixtures and equipment listed on Schedule 1.3(a)(i) attached hereto;

     (ii) all intangible assets other than accounts receivable primarily used in or relating to the Business, wheresoever situated and whether or not specifically referred to herein or in any instrument of conveyance delivered pursuant hereto, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or referred to in any of the books or financial statements of Seller, excluding, however, any rights of Seller under a certain License Agreement between the Seller and Softalk, Inc.(the "Softalk License"), a copy of which is attached hereto as Exhibit 1.3(a)(ii), and any sums of money that Seller has deposited with suppliers or other parties ("Deposits");

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BESC/IMT Asset Purchase Agreement                                  Exhibit 10.01


     (iii) all of Seller's rights and interests in, to and under the Agent Agreements listed and described on Schedule 1.3 (a)(iii)(A) attached hereto and Lease Contracts listed and described on Schedule 1.3 (a)(iii)(B) attached hereto,;

     (iv) Customer Information History

     (v) the  Seller's  telephone  numbers and  internet  domain names listed on
Schedule 1.3(a)(iv) used in connection with the Business; and

     (vi) all goodwill associated with the Business.

(b) "Assumed Liabilities" shall mean all obligations of Seller under the Agent Agreements, and Lease Contracts that are validly assigned to Buyer, which arise after or are to be performed on and after the Closing Date;

(c) "Customer Information History" shall mean the complete customer transaction history, software developments, trade secrets, customer lists, marketing materials, billing and collection records, and all other intangible personal property rights of the Seller which primarily relate to the Business or the Assets of the Business; excluding, however, any rights of Seller under the Softalk License.

(e) "Close" or "Closing" shall mean the consummation of the transactions contemplated hereby.

(f) "Switchover Date" shall mean January 31, 2007, at 11:59 p.m. After this date, all revenues associated with the Business will accrue to the benefit of the Buyer and Buyer will be responsible for all liabilities associated with the Business.

(g) "Closing Date" shall mean February 15, 2007, at 10:00 a.m., or as otherwise described herein or agreed to by the parties to this Agreement, at the offices of Firetag, Stoss & Dowdell, P.C., 1747 East Morten Avenue, Suite 107, Phoenix, Arizona 85020.

(h) "Contracts" shall mean all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, subleases, mortgages, franchises, licenses, commitments or binding arrangements, express or implied, oral or written, whether or not enforceable, that are related exclusively to the Business; excluding, however, the Seller's rights or interest under the Softalk License.

(i) "Purchase Price" shall have the meaning set forth in Section 2.3, below.

(j) "Tax" shall mean any federal, state, local or foreign income, gross receipt, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(k) "Tax Return" shall mean any return, declaration, report, claim for refund, information return or statement relating to taxes, including any schedule or attachment thereto, and including any amendment thereof.

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BESC/IMT Asset Purchase Agreement                                  Exhibit 10.01


                 2. PURCHASE AND SALE; ASSUMPTION OF LIABILITIES


2.1 PURCHASED ASSETS.

Seller agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase from Seller, on the Closing Date (as defined in section 4 hereof), all of the right, title and interest of Seller in and to all of the Assets, as defined above, free and clear of all security interests, liens, claims and other encumbrances. The Assets are being sold on an "AS IS; WHERE IS" basis. EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO ANY OF THE ASSETS. All tangible Assets are being sold f.o.b. present location.

2.2 ASSUMPTION OF LIABILITIES.

Buyer and Seller agree that Buyer shall not assume, nor shall Buyer in any way be responsible for, any liability, obligation, claim or commitment, contingent, actual or otherwise, known or unknown, of Seller, it being expressly understood and agreed that Seller shall continue to be responsible for any and all liabilities, obligations, claims or commitments of Seller or the Business entered into on or prior to the Closing Date, including but not limited to, any sales, income, payroll or other taxes, obligations to other creditors including vendors, employees and customers or other liabilities, obligations, claims or commitments of the Seller incurred in connection with the transactions contemplated hereby. Notwithstanding the preceding sentence, Buyer agrees that it will, on the Closing Date, assume and agree to perform and discharge the obligations of the Seller arising out of the agreements and contracts referred to in Section 1.3(a)(iii)(B).

2.3 PURCHASE PRICE AND PAYMENT.

The purchase price (the "Purchase Price") for the Purchased Assets and Assumed Liabilities shall be equal to the sum of Sixty Thousand Dollars ($60,000.00), payable as follows:

     (a) $30,000.00 in cash upon the mutual execution and delivery of this Agreement; and

     (b) $30,000.00 in cash upon the Closing Date.

On the Closing Date, Buyer also agrees to reimburse Seller for all expenses paid by Seller after the Switchover Date through the Closing Date which relate to liabilities associated with the Business that were incurred by Seller after the Switchover Date.

Buyer further understands and agrees to pay any and all sales tax, use tax or personal property tax due or to become due as a result of this transaction. The parties shall agree on or prior to the Closing to allocate the Purchase Price among the purchased Assets in accordance with section 1060 of the Internal Revenue Code of 1986, as amended, and not to take any inconsistent position on any tax return or filing.

2.4 FAMILIARIZATION PERIOD

A familiarization period ("Familiarization Period") shall commence forthwith upon the mutual execution and delivery of this Agreement and expire on the Switchover Date. During the Familiarization Period, the Buyer shall have full

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BESC/IMT Asset Purchase Agreement                                  Exhibit 10.01


access to the facilities of the Seller for the purpose of facilitating the seamless transfer of customers from the Seller's systems to the Buyer's systems.

2.5 CLOSING.

The Closing ("Closing" or "Closing Date") of the transactions contemplated hereby shall take place at the office of Firetag, Stoss & Dowdell, P. C., 1740 East Morten, Suite 107, Phoenix, Arizona 85020 at 10 a.m. on the 15th day of February, 2007, or at such other place, time or date, no later than forty-five days after commencement of the Familiarization Period, as shall be mutually agreed upon by Seller and Buyer.

2.6 DELIVERIES AT CLOSING

At the Closing,

(a) Seller shall deliver to Buyer the following:

     (i) such bill of sale or other good and sufficient instruments of assignment, transfer and conveyance as Buyer shall reasonably request, to transfer to Buyer all right, title and interest of Seller in the Assets, free and clear of all security interests, liens, claims and encumbrances;

     (ii) all appropriate instruments granting to Buyer the right to the use of all trade names and trademarks owned or used by Seller in connection with the Business;

     (iii) such other instrument or instruments of transfer, if any, as shall be necessary or appropriate to vest in the Buyer good and marketable title to the Assets;

     (iv) delivery of any required consents; and

     (v) delivery of all UCC-3 termination statements and all other documents and instruments necessary to release and discharge all liens, claims, security interests and other encumbrances on all Assets.

(b)  Buyer shall deliver to Seller the following:

     (i) the cash payment of $30,000 due on the Closing Date; and

     (ii) any reimbursement of expenses due to Seller pursuant to Section 2.3.

2.7 ALLOCATION OF RECEIVABLES UPON CLOSING.

The parties will in good faith agree upon and put into effect procedures to allocate all receivables generated from an after 12:01 AM on the Closing Date (the "Transition Time") to the Buyer and to permit the Seller to have sufficient access to the facilities of the Business for a reasonable period of time after the Closing to enable it to collect receivables generated before the Transition Time. It is understood that during that period, the Buyer will institute procedures to enable it to collect receivables generated after the Transition Time. The process is defined as follows:

     1. On the Switchover Date, a report will be prepared by Seller to determine the prepaid balances on all of its customer accounts.

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BESC/IMT Asset Purchase Agreement                                  Exhibit 10.01


     2. Seller will issue a check to Buyer for all the prepaid accounts and Buyer will ensure that all prepaid balances are correctly applied to the respective customer accounts maintained by Buyer.

     3. Seller will obtain a list of open but sold virtual prepaid cards still available with its agents.

     4. Buyer will be responsible for any chargebacks related to the prepaid account balances transferred.

     5. Seller will collect all of its receivables via invoicing or its credit card collection. None of Seller's receivables will be transferred to the Buyer.

     6. The database server and credit processing servers will remain active and in Seller's control until the Closing Date to allow Seller to collect all of its open receivables.

     7. All the non-prepaid customers transferred to Buyer will not have any beginning balances.

     8. Seller will retain its merchant accounts and close them appropriately with their credit card processor.

     9. Seller will be responsible for any future chargebacks related to its account receivable collection.

2.8 EMPLOYMENT.

Buyer agrees to continue the employment at Seller's Grand Rapids office of the persons listed in Schedule 2.8 hereto (the "Grand Rapids Personnel") for a minimum period of two months following the Switchover Date at the rate of compensation shown therein. The services of the contractor personnel listed in
Schedule 2.8 other than the Grand Rapids Personnel (the "Canadian Personnel") will not be terminated by the Seller prior to the Closing Date unless Buyer notifies Seller prior to the Switchover Date that it does not desire the services of the Canadian Personnel after the Closing Date. Buyer understands that even if it so notifies Seller, it shall nevertheless be required to reimburse Seller for the expenses of the Canadian Personnel from the Switchover Date through the Closing Date. If not earlier terminated by the Seller, Buyer agrees not to terminate the services of the Canadian Personnel without giving such respective Canadian Personnel at least fifteen (15) days prior written notice. It is understood and agreed that each of the Grand Rapids and Canadian Personnel is intended to be a beneficiary of this Agreement, with the right to bring an action for damages or otherwise as permitted by law and to recover, in addition to any other damages, their reasonable legal fees and costs in connection therewith.

2.9 USE OF GRAND RAPIDS PREMISES.

From the Closing Date until October 15, 2007, the Buyer may have the use of the Seller's office facilities in Grand Rapids, Michigan, for keeping purchased Assets located therein and for its customer service employees in the same manner as Seller now uses the premises. It is understood that the Buyer will remove all its purchased Assets and employees from these premises by October 15, 2007. It is understood that the Seller's lease on said premises expires on October 31, 2007. The rental for such use shall be $700.00 per month, and a pro-rated amount for fractional months, payable in advance on the first day of occupancy and on the first day of each month thereafter.

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BESC/IMT Asset Purchase Agreement                                  Exhibit 10.01


             3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

Seller hereby represents and warrants to, and from and after this date, covenants with, Buyer as follows:


3.1 ORGANIZATION AND AUTHORITY.

Seller is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller has been duly authorized and approved by its Board of Directors, and will not violate its Articles of Incorporation, By-Laws, or any agreement to which it is a party or by which it is bound or any law, rule, regulation or court order. This Agreement, and all other instruments, documents and agreements to be delivered by Seller in connection therewith, are the legal, valid and binding obligation of Seller enforceable in accordance with its, and their, terms.

3.2 TITLE.

Seller has good and marketable title to all of the Assets, free and clear of any liabilities, obligations, claims, security interest, liens or encumbrances.

3.3 NO MATERIAL ADVERSE CHANGE.

Since November 30, 2006, there has been (i) no material adverse change in the Business, or its financial condition or prospects except as noted in Schedule
3.3 attached hereto, and (ii) no material damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any material respect the Assets. Since November 30, 2006 the Seller has conducted its business only in the ordinary course and in conformity with past practice.

3.4 TAXES.

Seller has timely filed all required federal, state, county and local income, excise, withholding, property, sales, use, franchise and other tax returns, declarations and reports which are required to be filed on or before the date hereof and has paid or reserved for all taxes which have become due pursuant to such returns or pursuant to any assessment which has become payable except for taxes which it has contested in good faith.

3.5 LITIGATION.

Except as disclosed in the Seller's Annual Report on Form 10KSB for the fiscal year ended August 31, 2006, as filed with the Securities and Exchange
Commission, there is no litigation or proceeding or governmental investigation pending or, to the knowledge of Seller, threatened against Seller or relating to the Assets or the Business.

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BESC/IMT Asset Purchase Agreement                                  Exhibit 10.01


3.6 COMPLIANCE WITH LAWS.

Since November 30, 2006, Seller has complied in all material respects with all federal, state and local laws, statutes, rules, regulations, ordinances and codes, and has received no written notice from any governmental agency asserting that a violation has or may have occurred.

3.7 NO DEFAULTS.

All leases, agreements and other contracts constituting the Assumed Liabilities are in full force and effect, with no default or breach existing or which would occur but for the existence of notice or the lapse of time.

3.8 EQUIPMENT.

Each item of tangible equipment comprising the Assets is in working order and repair, ordinary wear and tear excepted.

3.9 COMPLETENESS OF ASSETS.

Except for the rights of the Seller under the Softalk License and the Deposits, the Assets being transferred hereunder comprise all of the assets which are necessary to conduct the Business in the manner that it has been previously conducted.

3.10 SELLER'S COVENANT NOT TO COMPETE

Seller, and its affiliates, shall not, individually or as a consultant, shareholder, partner, venturer, director, officer, agent or otherwise, engage in any of the following actions:

     (i) for a three (3) year period following the Closing, solicit, call on or contact any past (within the past 12 months) or present customers, suppliers or employees of Seller with respect to the Business; or

     (ii) for a two (2) year period following the Closing, engage in any activity competitive with the Business as now conducted anywhere in the world.

In addition, Seller shall keep and maintain all confidential and proprietary information of Seller, including without limitation, financial statements, customer and supplier lists, pricing information, sales and purchases margins and practices, methods of telephone solicitation and similar information regarding the Business confidential and shall not disclose such information to any third person or exploit such information personally except as required under law, or if such information is in the public domain.


              4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER
Buyer hereby represents and warrants, and from and after this date covenants to Buyer as follows:


4.1 ORGANIZATION AND AUTHORITY.

Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the transactions contemplated

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BESC/IMT Asset Purchase Agreement                                  Exhibit 10.01


hereby. The execution, delivery and performance of this Agreement by Buyer has been duly authorized and approved by its Board of Directors, and will not violate its Articles of Incorporation, By-Laws, or any agreement to which it is a party or by which it is bound or any law, rule, regulation or court order. This Agreement, and all other instruments, documents and agreements to be delivered by Buyer in connection therewith, are the legal, valid and binding obligation of Buyer enforceable in accordance with its, and their, terms.

4.2 RECEIPT OF INFORMATION.

Buyer acknowledges that it has received a copy of the Seller's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission for the fiscal year ended November 30, 2006 and that Seller has heretofore afforded to the officers, employees and authorized representatives (including, without limitation, independent public accountants and attorneys) of the Buyer a full and complete opportunity to conduct and complete its acquisition review and analysis of the Assets and Assumed Liabilities, including a review of Seller's books and records, financial information, contracts and agreements (including all non-competition and non-solicitation covenants binding on Seller or its employees) pertaining to the Business, inspection and review of the physical operations of the Business, and the right to contact and communicate with Seller's vendors, creditors, customers, employees, independent contractors and others having a business relationship with Seller. Buyer agrees that it will keep and maintain any and all information obtained by it, its agents, and counsel, confidential, and will not make use of any such information other than for its evaluation of this transaction.


                 5. CONDITIONS TO THE OBLIGATIONS OF THE SELLER

The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the conditions set forth below.

5.1 NO MISREPRESENTATION OR BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

There shall have been no breach by Buyer in the performance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Seller; and there shall have been delivered to the Seller a certificate or certificates to that effect, dated the Closing Date, signed by the Buyer, by its President.

5.2 CORPORATE ACTION.

Buyer shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and Buyer shall have furnished the Seller with certified copies of the resolutions adopted by the Board of Directors and the Sole Shareholder of Buyer, in form and substance reasonably satisfactory to counsel for the Seller, in connection with such transactions.

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BESC/IMT Asset Purchase Agreement                                  Exhibit 10.01


5.3 NO RESTRAINT OR LITIGATION.

No action, suit, investigation or proceeding shall have been instituted or threatened by any third party, governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.


5.4 OTHER DOCUMENTATION AND PERFORMANCE.

Seller shall have received all of the documents and payments required to be delivered by the Buyer at or before the Closing pursuant to this Agreement.


                   6. CONDITIONS TO THE OBLIGATIONS OF BUYER

The obligations of the Buyer under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the conditions set forth below.


6.1 NO MISREPRESENTATION OR BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

There shall have been no breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Buyer; and there shall have been delivered to the Buyer a certificate or certificates to that effect, dated the Closing Date, signed by the Seller, by its President.

6.2 CORPORATE ACTION.

Seller shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and Seller shall have furnished the Buyer with certified copies of the resolutions adopted by the Board of Directors, in form and substance reasonably satisfactory to counsel for the Buyer, in connection with such transactions.

6.3 NO RESTRAINT OR LITIGATION.

No action, suit, investigation or proceeding shall have been instituted or threatened by any third party, governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

6.4 OTHER DOCUMENTATION.

Buyer shall have received all of the documents and showings required to be delivered by the Seller at the Closing pursuant to this Agreement.

6.5 MUTUAL INDEMNIFICATION.

A. Seller hereby agrees to indemnify and hold the Buyer, and its shareholders, directors, officers, employees and agents, harmless from and against any and all claims, suits, actions, judgments, liability, losses, damages, fines, penalties,

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BESC/IMT Asset Purchase Agreement                                  Exhibit 10.01


costs and expenses, including without limitation, reasonable attorneys' fees and costs arising out of or relating to any event, condition, contract, obligation, act, omission, non-fulfillment, non-Assumed Liability, breach, inaccuracy or non-fulfillment of any representation, warranty, covenant or agreement with respect to any of the terms of this Agreement. Seller acknowledges and agrees that Buyer may withhold from and offset any payments due under the provisions of this Agreement by the amount due Buyer under this section.

B. Buyer hereby agrees to indemnify and hold harmless the Seller, and its shareholders, directors, officers, employees and agents, from and against any and all claims, suits, actions, judgments, liability, losses, damages, fines, penalties, costs and expenses, including without limitation, reasonable attorneys' fees and costs arising out of or relating to any event, condition, contract, obligation, act, omission, non-fulfillment, Assumed Liability, breach or misrepresentation of warranty, representation, covenant or agreement with respect to any of the terms of this Agreement.


                          7. GENERAL AND MISCELLANEOUS

7.1 NOTICES.

All notices for which provision is made in this Agreement shall be given in writing either by actual delivery of the notice into the hands of the party entitled to the notice or by mailing the notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed to be given on the date of its mailing, addressed as follows:

If to Seller:                       BestNet Communications Corp.
                                    2850 Thornhills Ave SE, Suite 104
                                    Grand Rapids, Michigan 49546

With a Copy to:                     Stephen T. Meadow, Esq.
                                    Firetag, Stoss & Dowdell, P.C.
                                    1747 E. Morten Avenue, Suite 107
Phoenix, AZ  85020

If to Buyer:                        Interactive Media Technologies, Inc.
                                    7999 North Federal Highway, Suite 400
                                    Boca Raton, Florida 33487



7.2 PARTIES.

The terms and provisions hereof shall inure to the benefit of and be binding upon the undersigned and each of them and their respective successors and assigns.

7.3 SEVERABILITY.

The invalidity or unenforceability of any of the provisions hereof shall not affect the validity or enforceability of the remainder hereof.

BESC/IMT Asset Purchase Agreement                                  Exhibit 10.01


7.3 ENTIRE AGREEMENT.

This Agreement together with all of the Schedules and other documents referred to herein constitutes the entire Agreement between the parties with reference to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, regarding the subject matter hereof, and may only be changed or modified in writing.

7.4 SURVIVAL PAST CLOSING.

All of the representations, warranties, covenants, agreements, terms and provisions of this Agreement shall survive the Closing Date.

7.5 GOVERNING LAW.

This Agreement shall be governed by the laws of Arizona.

7.6  LIMITATION OF SELLER LIABILITY.

Seller shall have no liability to Buyer for a breach or default of any representation or warranty in this Agreement or in any agreement delivered by Seller pursuant to this Agreement unless the valid claims for all such breaches and defaults ("Representation Claims"), collectively aggregate more than Ten Thousand Dollars ($10,000). The maximum aggregate liability of Seller on account of Representation Claims shall not exceed the Purchase Price ($60,000). No present or future partner, director, officer, shareholder, employee, advisor, agent, attorney or asset manager of or in Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer hereby waives any and all such personal liability. The limitations on liability contained in this Section 7.6 are in addition to, and not in limitation of, any limitation on liability applicable to Seller provided in any other provision of this Agreement or by law or by any other contract, agreement or instrument.

7.7  ARBITRATION.

Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with the Agreement, or any breach of this Agreement or any such document or instrument ("Dispute") shall be subject to the negotiation and arbitration provisions contained herein. Each party to a Dispute shall make every reasonable effort to meet in person and confer for the purpose of resolving the Dispute by good faith negotiation before resorting to any other dispute resolution procedure or legal proceeding. If the parties do not reach such resolution within a period of thirty (30) days, then, upon notice by any party to the other parties (a "Dispute Notice"), the Dispute shall be finally settled by arbitration by a single arbitrator qualified to consider the matter in dispute. The parties shall attempt to agree on a qualified arbitrator to hear

BESC/IMT Asset Purchase Agreement                                  Exhibit 10.01


the Dispute, provided that if the parties cannot agree on such an arbitrator within thirty (30) days of the Dispute Notice, the Dispute shall be filed with and administered by the American Arbitration Association, Phoenix, Arizona office ("AAA") and the AAA shall select a single arbitrator qualified to consider the Dispute. The arbitration shall be held in Phoenix, Arizona, governed by the Commercial Arbitration Rules, then obtaining, of the AAA, conducted at an arbitration hearing that shall not exceed three (3) days unless otherwise agreed by the parties. The arbitrator may grant injunctions or other relief in such dispute or controversy and shall rule on all other evidentiary or discovery issues or requests. The decision of the arbitrator shall be final, conclusive and binding upon the parties to the arbitration; and any party shall be entitled to cause judgment on the decision or award of the arbitrator to be entered in any court of competent jurisdiction. The parties shall share equally the costs of the arbitrator, but each party shall be responsible for its own attorney fees and other related costs, fees and deposits, notwithstanding any provision to the contrary by statute or the rules of the American Arbitration Association.

7.8  CAPTIONS AND HEADINGS.

The captions and headings of this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


7.9  COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date and year first above written.

BestNet Communications Corp.



By:  ______________________________ Its:  ______________________________



Interactive Media Technologies, Inc.


By:  ______________________________         Its:  President